Exhibit 10.3

THIS PROMISSORY NOTE AND SECURITY AGREEMENT (“NOTE”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR UNDER ANY STATE SECURITIES LAW. IT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED EXCEPT PURSUANT TO THE PROVISIONS OF THE ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE BORROWER THAT SUCH SALE, ASSIGNMENT, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH AN AVAILABLE EXEMPTION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS.

NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THIS NOTE, THE INDEBTEDNESS EVIDENCED HEREBY, AND THE RELATED GUARANTEES ARE AND SHALL AT ALL TIMES BE AND REMAIN SUBORDINATED IN RIGHT OF PAYMENT TO THE EXTENT AND IN THE MANNER SET FORTH IN THAT CERTAIN INTERCREDITOR AND SUBORDINATION AGREEMENT (THE “INTERCREDITOR AGREEMENT”), DATED AS THE DATE HEREOF, BY AND AMONG FIFTH THIRD BANK, NATIONAL ASSOCIATION, IN ITS CAPACITY AS SENIOR LENDER (AS DEFINED THEREIN) UNDER THE SENIOR LOAN DOCUMENTS (AS DEFINED THEREIN), INCLUDING ITS PERMITTED SUCCESSORS AND PERMITTED ASSIGNS FROM TIME TO TIME, AND RCS/TIG HOLDINGS LLC, A DELAWARE LIMITED LABILITY COMPANY, IN ITS CAPACITY AS LENDER UNDER THE NOTE, TO THE PRIOR PAYMENT IN FULL OF ALL SENIOR OBLIGATIONS (AS DEFINED THEREIN). THE LIEN AND SECURITY INTEREST SECURING THIS NOTE AND THE INDEBTEDNESS EVIDENCED HEREBY, AND THE RELATED GUARANTEES (IF ANY), THE EXERCISE OF ANY RIGHT OR REMEDY WITH RESPECT THERETO, AND CERTAIN OF THE RIGHTS OF THE HOLDER HEREOF ARE SUBJECT TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT. IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THE INTERCREDITOR AGREEMENT AND THIS NOTE, THE TERMS OF THE INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL.

PROMISSORY NOTE AND SECURITY AGREEMENT

$2,000,000.00	July 22, 2026

FOR VALUE RECEIVED, AMERICAN SHARED HOSPITAL SERVICES, a California corporation (the “Borrower”), promises to pay to RCS/TIG Holdings LLC, a Delaware limited liability company (the “Lender”), or its assigns, in lawful money of the United States of America the principal sum of Two Million and 00/100 dollars ($2,000,000.00), together with interest from the date of this Note on the unpaid principal balance at a rate equal to 10% per annum (“Interest Rate”), computed on the basis of a 360-day year of twelve 30-day months. All unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable on July 21, 2027 (the “Maturity Date”).

The following is a statement of the rights of Lender and the conditions to which this Note is subject, and to which Lender, by the acceptance of this Note, agrees:

1.           Interest. Interest on this Note shall accrue on the unpaid principal amount (including as increased by all accrued and unpaid PIK Interest, as defined below) of this Note outstanding from time to time at a rate per annum equal to the Interest Rate and shall be payable in United States dollars monthly in arrears on the first day of each calendar month (and on the Maturity Date), commencing on August 1, 2026, or if any such day is not a business day, on the immediately prior business day (each, an “Interest Payment Date”). Interest shall be calculated on the basis of a 360-day year and actual days elapsed.

2.            Prepayment.

(a)         Optional Prepayment. The Borrower shall have the right to prepay the outstanding principal amount of the Note and any accrued interest thereon in whole or in part without penalty or premium.

(b)         Repayment.

(i)          All interest accrued and payable on any Interest Payment Date will be paid by capitalizing such interest (the “PIK Interest”) and adding it to (and thereby increasing) the outstanding principal amount of this Note (as increased by any prior payments of PIK Interest). All interest so capitalized and all outstanding principal on this Note shall be paid on or prior to the Maturity Date in accordance with the terms and conditions of this Note.

(ii)         Notwithstanding the foregoing, the parties acknowledge that the proceeds of the Loan are intended to be deposited by the Borrower into the QSD Blocked Account (as defined in the Intercreditor Agreement) established pursuant to the Senior Loan Documents with the Senior Lender. Subject to the terms of the Intercreditor Agreement, any interest income or other earnings on funds maintained in the QSD Blocked Account shall be paid to Lender on each Interest Payment Date in lieu of PIK Interest and shall reduce, dollar-for-dollar, the amount of PIK Interest that would otherwise be capitalized on the Loan.

(iii)         From and after the Maturity Date, or after the occurrence and during the continuation of an Event of Default (as define below), interest on the outstanding principal balances of the Note, at the option of Lender, may accrue at a per annum rate of interest equal to the Interest Rate plus two percent (2.00%) and shall be payable upon demand from Lender.

3.           Conditions to Effectiveness. Notwithstanding any other provision of this Agreement, Lender’s obligation to make the Loan hereunder shall not become effective until the date on which the following conditions shall have been satisfied or waived by Lender:

(a)         Transaction Documents. Borrower shall have executed and delivered to Lender the following Transaction Documents (as defined below), all of which must be reasonably satisfactory to Lender and Lender’s counsel in form, substance and execution:

(i)         Note. This Note duly executed by Borrower.

(ii)         Note and Warrant Purchase Agreement. A Note and Warrant Purchase Agreement, dated as of the date hereof, by and between Borrower and Lender duly executed by Borrower (“Purchase Agreement”)

(iii)         Warrant. A Warrant, dated as of the date hereof, by and between Borrower and Lender duly executed by Borrower (“Warrant”, together with the Note and Purchase Agreement, the “Transaction Documents”).

(b)         Commitment Fee. Borrower shall have paid Lender a commitment fee equal to $20,000.

(c)         Standstill Period. The Standstill Period (as defined in the Senior Loan Documents) has not expired.

(d)        Filings, Registrations and Recordings. Lender shall have received each document (including Uniform Commercial Code financing statements) required by the Note or under applicable law or reasonably requested by Lender to be filed, registered or recorded in order to create in favor of Lender a perfected second priority lien on the collateral described therein, in proper form for filing, registration or recording.

(e)         Lender shall have received such other documents or financial statements as Lender may reasonably request.

4.           Collateral for the Loan.

(a)         Security for the Obligations. As security for the payment and performance of the obligations hereunder when due, Borrower does hereby pledge, collaterally assign, and grant to Lender a continuing and unconditional second priority security interest in and to any and all property of Borrower, of any kind or description, tangible or intangible, wheresoever located and whether now existing or hereafter arising or acquired, including the following (all of which property, along with the products and proceeds therefrom, are individually and collectively referred to as the “Collateral”) (any defined terms under this Section 4 not otherwise defined in this Note shall have the same meaning as under the Uniform Commercial Code in effect in the State of Illinois from time to time (“UCC”):

(i)         all property of, or for the account of, Borrower now or hereafter coming into the possession, control or custody of, or in transit to, Lender or any agent or bailee for Lender or any parent, affiliate or subsidiary of Lender (whether for safekeeping, deposit, collection, custody, pledge, transmission or otherwise), including all earnings, dividends, interest, or other rights in connection therewith and the products and proceeds therefrom, including the proceeds of insurance thereon; and

(ii)         the additional property of Borrower, whether now existing or hereafter arising or acquired, and wherever now or hereafter located, together with all additions and accessions thereto, substitutions, betterments and replacements therefor, products and Proceeds therefrom, and all of Borrower’s books and records and recorded data relating thereto (regardless of the medium of recording or storage), together with all of Borrower’s right, title and interest in and to all computer software required to utilize, create, maintain and process any such records or data on electronic media, identified and set forth as follows:

(1)         All Accounts and all Goods whose sale, lease or other disposition by Borrower has given rise to Accounts and have been returned to, or repossessed or stopped in transit by, Borrower, or rejected or refused by an Account Debtor;

(2)         All Inventory, including raw materials, work-in-process and finished goods;

(3)         All Goods (other than Inventory), including embedded software, Equipment, vehicles, furniture and Fixtures;

(4)         All Software and computer programs;

(5)         All Securities, Investment Property, Financial Assets and Deposit Accounts;

(6)         All Chattel Paper, Electronic Chattel Paper, Instruments, Documents, Letter of Credit Rights, all proceeds of letters of credit, Health-Care-Insurance Receivables, Supporting Obligations, notes secured by real estate, Commercial Tort Claims and General Intangibles, including Payment Intangibles;

(7)         All proceeds related to the sale of distribution rights now held or acquired in the future by the Borrower or any subsidiary; and

(8)         All Proceeds (whether Cash Proceeds or Noncash Proceeds) of the foregoing property, including all insurance policies and proceeds of insurance payable by reason of loss or damage to the foregoing property, including unearned premiums, and of eminent domain or condemnation awards.

Provided, the Collateral shall exclude any and all Excluded Property as defined in the Senior Credit Agreement and as further defined in the Intercreditor Agreement.

(b)         Possession and Transfer of Collateral. Unless an Event of Default exists hereunder and Lender has elected to exercise its remedies with respect thereto, Borrower shall be entitled to possession and use of all of its Collateral, including, without limitation, Tangible Chattel Paper and Investment Property consisting of certificated securities and other Collateral required to be delivered to Lender pursuant to this Section 4. The cancellation or surrender of the Note, upon payment or otherwise (except upon payment in full), shall not affect the right of Lender to retain the Collateral in its possession for any other of the obligations hereunder then outstanding and unpaid. Except with respect to Senior Lender (as defined in the Intercreditor Agreement) and as otherwise permitted under this Note, Borrower shall not sell, assign (by operation of law or otherwise), license, lease or otherwise dispose of, or grant any option to sell, assign, license, lease or otherwise dispose of, any of the Collateral without the prior written consent of Lender.

(c)         Financing Statements. Borrower shall, at Lender’s request, at any time and from time to time, execute and deliver to Lender such financing statements, amendments and other documents and do such acts as Lender deems necessary in order to establish and maintain valid, attached and perfected second priority security interests in the Collateral in favor of Lender, free and clear of all liens and claims of third parties whatsoever, except any liens held by the Senior Lender. Borrower hereby irrevocably authorizes Lender at any time, and from time to time, to file in any jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) is comprised of all assets of Borrower or words of similar effect, regardless of whether any particular asset comprising a part of the Collateral falls within the scope of Article 9 of the UCC, or (ii) as being of an equal or lesser scope or with greater detail than the grant of the security interest set forth herein, and (b) contain any other information required by Section 5 of Article 9 of the UCC regarding the sufficiency or filing office acceptance of any financing statement or amendment. Borrower hereby agrees that a photocopy or other reproduction of this Agreement is sufficient for filing as a financing statement, and Borrower authorizes Lender to file this Note as a financing statement in any jurisdiction; provided, that the filed copy of this Note is redacted in a manner satisfactory to both Lender and Borrower.

(d)         Preservation of the Collateral. Lender may, but is not required, to take such actions from time to time as Lender deems reasonably appropriate to maintain or protect the Collateral. Lender shall have exercised reasonable care in the custody and preservation of the Collateral if such Collateral is accorded treatment substantially equal to that which Lender accords its own property, provided, however, Lender’s responsibility for the safekeeping of the Collateral shall not extend to matters beyond the control of Lender, including acts of God, war, insurrection, riot or governmental actions. Borrower shall have the sole responsibility for taking such action as may be necessary, from time to time, to preserve all rights of Borrower and Lender in the Collateral against prior or third parties, subject to liens held by the Senior Lender. Without limiting the generality of the foregoing, where Collateral consists in whole or in part of securities, Borrower represents to, and covenant with, Lender that Borrower has made arrangements for keeping informed of changes or potential changes affecting the securities (including rights to convert or subscribe, payment of dividends, reorganization or other exchanges, tender offers and voting rights), and Borrower agrees that Lender shall have no responsibility or liability for informing Borrower of any such or other changes or potential changes or for taking any action or omitting to take any action with respect thereto.

(e)         Other Actions as to any and all Collateral. Borrower further agrees to take any other action reasonably requested by Lender to ensure the attachment, perfection and second priority of, and the ability of Lender to enforce, Lender’s security interest in any and all of the Collateral. Borrower further agrees to indemnify and hold Lender harmless against claims of any persons not a party to this Note concerning disputes arising over the Collateral, except to the extent such claims arise from Lender’s gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final non-appealable judgment or order.

5.            Events of Default.

(a)         Each of the following shall constitute an “Event of Default”:

(i)         Failure to Pay. The Borrower fails to pay (a) any principal amount of this Note when due or (b) interest or any other amount when due and such failure continues for five (5) days after written notice to the Borrower;

(ii)         Cross–Default Senior Loan Documents. Any default beyond any applicable notice and cure period (other than the Designated Events of Default, as defined in the Senior Loan Documents) is declared by the Senior Lender or otherwise occurs under the Senior Loan Documents pursuant to which the Senior Lender has accelerated the maturity thereof;

(iii)         Breach of Representations, Warranties or Covenants. Any representation or warranty made or deemed made by the Borrower in the Transaction Documents is incorrect in any material respect on the date as of which such representation or warranty was made or deemed made. The Borrower fails to observe or perform (a) any covenant, obligation condition or agreement contained in any of the Transaction Documents, and such failure continues for 30 days after notice to the Borrower;

(iv)         Voluntary Bankruptcy or Insolvency Proceedings. The Borrower shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated, (v) become insolvent (as such term may be defined or interpreted under any applicable statute), (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vii) take any action for the purpose of effecting any of the foregoing; or

(v)         Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Borrower or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Borrower or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed, discharged or unstayed within 60 days of commencement.

(b)         If an Event of Default specified in clauses (iv) or (v) of Section 5(a) hereof with respect to the Borrower occurs and is continuing, then the entire outstanding principal amount of the Note and all accrued interest will automatically become due immediately and payable in each and every case without presentment, demand, protest or further notice, all of which are hereby waived by the Borrower.

6.            Successors and Assigns. Subject to the restrictions on transfer described in Section 8 below, the rights and obligations of the Borrower and the Lender shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

7.            Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of the Borrower and the Lender.

8.            Assignment. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the parties hereto without the prior written consent of the other party hereto.

9.           Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall in writing and faxed, mailed or delivered to each party at the respective addresses of the parties as set forth in the Purchase Agreement, or at such other address or email as the Borrower shall have furnished to the Lender in writing. All such notices and communications will be deemed effectively given the earlier of actual receipt or: (i) personal delivery to the party to be notified, (ii) when sent, if by electronic mail, (iii) one business day after the business day of deposit with a nationally recognized overnight courier, or (iv) five days after having been sent by registered or certified mail.

10.          Usury. If any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

11.          Waivers. The Borrower hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

12.         Governing Law and Venue. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of Illinois, without regard to the conflicts of law provisions of the State of Illinois, or of any other state. Borrower irrevocably and unconditionally submits to the exclusive jurisdiction of any State court located in Kane County, Illinois or any Federal court in the Northern District of Illinois. In any action, suit or proceeding in respect of or arising out of this Note, Borrower agrees not to raise and waives any objection to or defense based upon personal jurisdiction or the venue of any such court or based upon forum non conveniens, and waives any set-off or counterclaim of any nature or description, to the fullest extent permitted by applicable law.

[Signature Page Follows]

The Borrower has caused this Promissory Note and Security Agreement to be issued as of the date first written above.

AMERICAN SHARED HOSPITAL SERVICES

		By:	/s/ Craig K. Tagawa
Craig K. Tagawa, Interim Chief Executive
Officer, President and Assistant Secretary

Acknowledged and Accepted By:

RCS/TIG HOLDINGS LLC

By:	/s/ Raymond C. Stachowiak
Raymond C. Stachowiak, Manager